Exhibit 10.6

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is made by and between Avanex Corporation (the “Company”) and John Tyler (“Employee”). The Company and Employee are jointly referred to herein as the “Parties.”

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee signed an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company on October 31, 2001 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into a stock option agreement dated November 5, 2001 granting Employee options (the “Options”) to purchase shares of the Company’s Common Stock subject to the terms and conditions of the Company’s 1998 Stock Plan and the stock option agreement, including any amendments thereto (the “Stock Option Agreement”), which Options are further described in Section 3 below;

WHEREAS, Employee’s employment with the Company shall be terminated effective January 28, 2003, due to business necessity as part of a reduction in force (the “Termination Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with or separation from the Company;

NOW THEREFORE, in consideration of the mutual promises made herein subsequent to the Termination Date, the Parties hereby agree as follows:

1. Employment. Employee’s employment with the Company shall terminate as of the end of the day on the Termination Date.

2. Consideration.

(a) Severance Payment.

(i) In consideration for the execution by Employee of this Agreement, the Company agrees to pay to Employee an amount equal to five thousand seven hundred and seventy ($5,770), less applicable withholding, on a bi-weekly basis in accordance with the Company’s regular payroll practices, for a period of six (6) months.

(ii) The first payment under subsection (i) will be made by the Company on the first regular pay date following the Effective Date of this Agreement, as defined below.

(b) Employer COBRA Payments. Employee’s health insurance benefits with the Company shall cease on January 31, 2003, subject to Employee’s right to continue his health insurance under COBRA. If Employee elects to continue his group health insurance coverage pursuant to COBRA after the Termination Date, Employee must continue to pay that portion of the premium for his group health insurance coverage that he was required to pay as an active employee before the termination of his employment. However, the Company agrees to pay for the remaining portion of COBRA coverage (excluding Employee’s portion) for a period of six (6) months beginning the first day of the new month after the Termination Date, provided Employee timely elects and pays his portion of COBRA coverage and otherwise remains eligible for COBRA Coverage.

(c) Severance Plan. Employee shall be a participant in the Avanex Corporation Severance Plan (the “Severance Plan”). In that regard, this Agreement shall constitute a “Supplement” (as defined in the Severance Plan) and the benefits and payments payable under the Severance Plan shall be limited to the payments and benefits set forth in this Agreement. The releases provided in this Agreement fully satisfy the provisions of Section 5.1.3 of the Severance Plan requiring the execution of a waiver and release of certain described claims.

3. Stock. The Parties agree that, as of the Termination Date, Employee holds Options to purchase 130,000 shares of the Company’s Common Stock, of which Options to purchase 37,916 shares are vested as of the Termination Date. The exercise of Employee’s vested shares shall continue to be governed by the terms and conditions of the Company’s 1998 Stock Plan and the Stock Option Agreements. Except as set forth in the first sentence of this Section 3, Employee acknowledges that he holds no other options or rights to acquire any securities of the Company.

4. Benefits. Except as provided in this Agreement, all benefits and incidents of employment, including but not limited to the accrual of paid time off, shall cease on the Termination Date.

5. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued paid time off, interest, fees, stock, stock options, vesting, commissions and any and all other benefits and compensation due to Employee as of the Effective Date of this Agreement, including but not limited to any and all wages and benefits and other payments due, if any, pursuant to Worker Adjustment and Retraining Notification Act (“WARN”) and/or California Labor Code Sections 1400-1408. Employee acknowledges and represents that Company will have paid all severance pay and benefits due to Employee once the benefits outlined in Section 2(a) and (b) have been provided to Employee.

6. Release of Claims.

(a) Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(i) any and all claims relating to or arising out of Employee’s employment relationship with the Company and the termination of that relationship;

(ii) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the California Fair Employment and Housing Act; and the California Labor Code, including California Labor Code Sections 1400-1408;

(v) any and all claims for violation of the federal, or any state, constitution;

(vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vii) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(viii) any and all claims for attorneys’ fees and costs, except as otherwise provided in this Agreement.

(b) Employee acknowledges and agrees that any breach of any provision of this Agreement or the Confidentiality Agreement shall constitute a material breach of this Agreement and shall entitle the Company to immediately recover and/or cease the severance benefits provided to Employee under this Agreement.

(c) Employee agrees that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released, to the maximum extent provided by law. These releases do not extend to any obligations incurred under this Agreement.

7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to forty-five (45) days within which to consider this Agreement;

(c) he has been advised in writing by the Company of the class, unit, or group of individuals covered by the severance program, any eligibility factors for the program, any time limits applicable to the program, and the job titles and ages of all individuals who participated and did not participate in the program, as reflected in Exhibit A and Exhibit B, attached hereto;

(d) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

(e) this Agreement shall not be effective until the revocation period has expired; and

(f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

8. Civil Code Section 1542/ Unknown Claims. Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that he has had the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against any of the Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company.

11. Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the court in any proceedings to enforce the terms of this Agreement, Employee’s legal counsel, his accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees to take every reasonable precaution to prevent disclosure of Separation Information to third parties, and agrees that he will not publicize, directly or indirectly, any Separation Information.

12. Trade Secrets and Confidential Information/Company Property. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. By signing this Agreement, Employee represents and declares under penalty of perjury under the laws of the State of California that he has returned all Company property.

13. No Cooperation. Employee agrees that he will not knowingly encourage or counsel any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or encouragement.

14. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that he shall direct all inquiries by potential future employers to the Vice President of Human Resources.

15. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16. Costs. The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, CALIFORNIA, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. THIS PARAGRAPH WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO EMPLOYEE’S OBLIGATIONS UNDER THIS AGREEMENT AND THE CONFIDENTIALITY AGREEMENT.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on his behalf under the terms of this Agreement.

19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

21. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22. Attorneys’ Fees. The Parties agree that the prevailing party in any dispute arising under the terms of this Agreement shall be entitled to its reasonable attorneys’ fees and costs.

23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Company’s 1998 Stock Plan and the Stock Option Agreements.

24. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Company’s Chief Executive Officer.

25. Governing Law. This Agreement shall be governed by the laws of the State of California without regard for choice of law provisions.

26. Effective Date. This Agreement will become effective after it has been signed by both Parties and after seven days have passed since Employee signed the Agreement. Each Party has seven days after that Party signs the Agreement to revoke it.

27. Expiration Date. Employee has up to forty-five (45) days within which to consider this Agreement. If Employee has not accepted this Agreement within forty-five (45) days of the date he is presented with the Agreement, the Agreement shall be revoked and expire by its own terms.

28. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) they have read this Agreement;

(b) they have been represented in the negotiation and execution of this Agreement by legal counsel of their own choice or have elected not to retain legal counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains; and

(d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AVANEX CORPORATION

Dated:	1/28/03	By:	/s/ Walter Alessandrini
Walter Alessandrini, President and CEO

JOHN TYLER, an individual

Dated:	1/28/03	/s/ John Tyler
John Tyler

[Signature Page to Severance Agreement and Release]